                      FORM OF MONTHLY REPORT TO NOTEHOLDERS

            FIRST NATIONAL MASTER NOTE TRUST SERIES 2002-1 & 2003-1

                      MONTHLY PERIOD ENDING: JUNE 30, 2003

The undersigned, a duly authorized representative of First National Bank of Omaha ("FNBO"), as Servicer pursuant to the Transfer and Servicing Agreement dated as of October 24, 2002 (as amended, the "Transfer and Servicing Agreement") by and between FNBO, as Servicer, First National Funding LLC, as Transferor, and First National Master Note Trust, as Issuer, does hereby certify as follows:

(a) The rights of the Issuer under the Transfer and Servicing Agreement have been assigned to The Bank of New York, as Indenture Trustee, under the Master Indenture dated as of October 24, 2002 (the "Indenture"), by and between Issuer and the Indenture Trustee, and acknowledged by Transferor and Servicer, as supplemented by the Series 2002-1 and 2003-1 Indenture Supplements, dated as of October 24, 2002, by and between Issuer and Indenture Trustee, and acknowledged by Transferor and Servicer (the "Supplement"). Capitalized terms used in this Certificate have their respective meanings set forth in the Transfer and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Transfer and Servicing Agreement. This Certificate is delivered pursuant to Section 3.04 of the Transfer and Servicing Agreement and Articles VIII and IX of the Indenture.

(b) FNBO is the Servicer under the Transferor and Servicing Agreement.

(c) The undersigned is a Servicing Officer.

(d) The date of this Certificate is the Determination Date relating to the July 15, 2003 Distribution Date (the "Distribution Date").

(e) To the knowledge of the undersigned, there are no Liens on any Receivables in the Trust except as described below:

                                                                  None

(f) To the knowledge of the undersigned, no Series 2002-1 and 2003-1 Pay Out Event and no Trust Pay Out Event has occurred except as described below:

                                                                  None

(g) As of the date hereof the Available Spread Account Amount equals the Required Spread Account Amount and, if the Reserve Account Funding Date has occurred, the Available Reserve Account Amount equals the Required Reserve Account Amount.

                                                                                   2002-1                       2003-1
A. INFORMATION REGARDING THE PERFORMANCE OF THE RECEIVABLES

      1. Principal Receivables
         (a) Beginning of Monthly Period Principal Receivables            $     2,382,342,708.11       $     2,382,342,708.11
         (b) End of Monthly Period Principal Receivables                  $     2,341,374,395.66       $     2,341,374,395.66
         (c) Average Principal Receivables                                $     2,361,858,551.89       $     2,361,858,551.89

      2. End of Monthly Period Trust Receivables                          $     2,392,509,659.99       $     2,392,509,659.99

      3. Delinquent Balances


                       Delinquency                   Aggregate Account                   Percentage of
                        Category                          Balance                      Total Receivables
-----------------------------------------------------------------------------------------------------------

        (a) 30 to 59 days                          $       35,321,689.33                    1.48%

        (b) 60 to 89 days                          $       27,321,113.78                    1.14%
        (c) 90 to 119 days                         $       22,316,222.68                    0.93%
        (d) 120 to 149 days                        $       18,595,337.37                    0.78%
        (e) 150 or more days                       $       15,053,982.22                    0.63%
                Total:                             $      118,608,345.38                    4.96%

      4. Aggregate amount of Collections
         (a) Total Collections                                            $       305,450,696.07       $       305,450,696.07
         (b) Total Collections of Principal Receivables                   $       274,649,958.45       $       274,649,958.45
         (c) Total Collections of Finance Charge Receivables              $        30,800,737.62       $        30,800,737.62
         (d) Aggregate Allocation Percentages for Outstanding
         Series                                                                            86.07%                       86.07%
         (e) Aggregate Allocation Percentage of Collections of
         Principal Receivables                                                             86.07%                       86.07%
         (f) Aggregate Allocation Percentage of Collections of
         Finance Charge Receivables                                                        86.07%                       86.07%

      5. Aggregate amount of Principal Receivables in Accounts
      which became Defaulted Accounts during the Monthly Period           $        15,598,721.72       $        15,598,721.72

      6. Calculation of Interchange allocable to the Issuer for the Monthly Period

         (a) Sales net of cash advances during the Monthly Period
         on all FNBO MasterCard and VISA accounts                         $       407,529,363.86       $       407,529,363.86

         (b) Sales net of cash advances during the Monthly Period
         on Accounts designated to the Receivables Trust                  $       237,965,661.27       $       237,965,661.27

         (c) Total amount of Interchange paid or payable to FNBO
         with respect to the Monthly Period                               $         7,244,322.85       $         7,244,322.85

         (d) Amount of Interchange allocable to the Receivables
         Trustee with respect to the Monthly Period ([c]
         multiplied by [b/a])                                             $         4,230,124.82       $         4,230,124.82

         (e) Servicer Interchange amount (1% of Collateral Amount
         at end of prior Monthly Period)                                  $           328,767.12       $           410,958.90

         (f) Adjustment of Noteholder Servicing Fee (excess of
         (e) over (d))                                                    $                 0.00       $                 0.00

      7. The aggregate amount of Collections of Finance Charge
      Receivables for the Receivables Trust for the Monthly Period
         (a) Interchange                                                  $         4,230,124.82       $         4,230,124.82
         (b) Recoveries                                                   $           877,549.13       $           877,549.13
         (c) Finance Charges and Fees                                     $        30,800,737.62       $        30,800,737.62
         (d) Discount Receivables                                         $                 0.00       $                 0.00
                                                                        ------------------------------------------------------
                Total                                                     $        35,908,411.57       $        35,908,411.57

      8. Aggregate Uncovered Dilution Amount for the Monthly Period       $                 0.00       $                 0.00

B. INFORMATION REGARDING THE SERIES 2002-1 AND 2003-1 NOTES

      1. Collateral Amount at the close of business on the prior
      Distribution Date                                                   $       400,000,000.00       $       500,000,000.00
         (a) Reductions due to Investor Charge-Offs (including
         Uncovered Dilution Amounts) to be made on the related
         Distribution Date                                                $                 0.00       $                 0.00
         (b) Reimbursements to be made on the related
         Distribution Date from Available Finance Charge
         Collections                                                      $                 0.00       $                 0.00
         (c) Collateral Amount at the close of business on the
         Distribution Date                                                $       400,000,000.00       $       500,000,000.00

      2. Note Principal Balance at the close of business on the
      Distribution Date during the Monthly Period
         (a) Class A Note Principal Balance                               $       332,000,000.00       $       415,000,000.00
         (b) Class B Note Principal Balance                               $        31,000,000.00       $        38,750,000.00

         (c) Class C Note Principal Balance                               $        37,000,000.00       $        46,250,000.00


                Total Note Principal Balance                              $       400,000,000.00       $       500,000,000.00

      3. Allocation Percentages for the Monthly Period
         (a) Principal Collections                                                         16.79%                       20.99%
         (b) Finance Charge Collections                                                    16.79%                       20.99%
         (c) Default Amounts                                                               16.79%                       20.99%

      4. Investor Principal Collections processed during the
      Monthly Period and allocated to the Series                          $        46,114,277.32       $        57,642,709.33

      5. Excess Principal Collections available from other
      Group I Series allocated to the Series                              $                 0.00       $                 0.00

      6. Aggregate amounts treated as Available Principal
      Collections pursuant to subsections 4.04(a)(v) and
      (vi) of the related Indenture Supplement                            $         2,619,025.38       $         3,274,171.69

      7. Reallocated Principal Collections (up to the Monthly
      Principal Reallocation Amount) applied pursuant to
      Section 4.06 of the related Indenture Supplement                    $                 0.00       $                 0.00

      8. AVAILABLE PRINCIPAL COLLECTIONS (4+5+6-7)                        $        48,733,302.70       $        60,916,881.02


      9. Principal Accumulation Investment Proceeds                       $                 0.00       $                 0.00

      10. Investor Finance Charge Collections (including
      Interchange and Recoveries) processed during the
      Monthly Period                                                      $         6,029,094.12       $         7,536,349.70

      11. Excess Finance Charge Collections from Group I
      allocated to the Series                                             $                 0.00       $                 0.00

      12. Reserve Account withdrawals pursuant to Section
      4.10(b) or (d) of the related Indenture Supplement                  $                 0.00       $                 0.00

      13. Excess amounts from Spread Account to be treated
      as Available Finance Charge Collections pursuant to
      Section 4.12(g) of the related Indenture Supplement                 $                 0.00       $                 0.00

      14. AVAILABLE FINANCE CHARGE COLLECTIONS (9+10+11+12+13)            $         6,029,094.12       $         7,536,349.70

      15. Distributions of principal and interest to
      Noteholders on the Distribution Date:
         (a) Class A Noteholders                                          $           345,003.33       $           427,911.11
         (b) Class B Noteholders                                          $            39,456.11       $            89,125.00
         (c) Class C Noteholders                                          $            68,552.78       $           103,574.31

      16. Distributions of principal to Noteholders on the
      Distribution Date:
         (a) Class A Noteholders                                          $                 0.00       $                 0.00
         (b) Class B Noteholders                                          $                 0.00       $                 0.00
         (c) Class C Noteholders                                          $                 0.00       $                 0.00

      17. Distributions of interest to Noteholders on the
      Distribution Date:
         (a) Class A Noteholders                                          $           345,003.33       $           427,911.11
         (b) Class B Noteholders                                          $            39,456.11       $            89,125.00
         (c) Class C Noteholders                                          $            68,552.78       $           103,574.31

      18. The aggregate amount of all Principal Receivables in
      Accounts which became Defaulted Accounts during the
      Monthly Period which were allocated to the Series 2002-1
      and 2003-1.
         (a) Default Amount                                               $        15,598,721.72       $        15,598,721.72
         (b) Allocation Percentage (B.3.(c) above)                                         16.79%                       20.99%
                                                                         -----------------------------------------------------
                Total Investor Default Amount (a multiplied by b)         $         2,619,025.38       $         3,274,171.69

      19. The aggregate amount of Uncovered Dilution Amount
      allocated to the Series for the Monthly Period
         (a) Dilutions not covered by Transferor                          $                 0.00       $                 0.00
         (b) Series Allocation Percentage (as defined in the
         related Indenture Supplement)                                                     16.79%                       20.99%
         (c) Total Uncovered Dilution Amount                              $                 0.00       $                 0.00

      20. The aggregate amount of Investor Charge-Offs (including any Uncovered Dilution Amount not covered by the Transferor)
      for the Monthly Period                                              $                 0.00       $                 0.00

      21. Noteholder Servicing Fee for the Monthly Period payable to the Servicer (after adjustment for Servicer Interchange
      shortfall, if any)                                                  $           657,534.25       $           821,917.81

      22. Ratings of the Class A Notes
            Moody's                                                        Aaa
                                                                           ----------------------
            S&P                                                            AAA
                                                                           ----------------------
            Fitch                                                          AAA
                                                                           ----------------------

      23. Ratings of the Class B Notes
           Moody's                                                         A2
                                                                           ----------------------
           S&P                                                             A2
                                                                           ----------------------
           Fitch                                                           A+
                                                                           ----------------------

      24. Ratings of the Class C Notes
           Moody's                                                         Baa2
                                                                           ----------------------
           S&P                                                             BBB
                                                                           ----------------------
           Fitch                                                           BBB
                                                                           ----------------------

      25. Note Interest Rate for the Monthly Period
          (a) Class A Note Interest Rate                                                 1.29000%                     1.28000%
          (b) Class B Note Interest Rate                                                 1.58000%                     1.45600%
          (c) Class C Note Interest Rate                                                 2.30000%                     1.19600%

C. QUARTERLY NET YIELD

      1. Base Rate for the Monthly Period                                                   3.38%                        3.51%
      2. Portfolio Yield for the Monthly Period                                            10.37%                       10.37%
      3. Net Yield for the Monthly Period (Portfolio Yield MINUS
      Base Rate)                                                                            6.99%                        6.86%
      4. Quarterly Net Yield for the related Distribution Date                              6.39%                        6.60%

D. INFORMATION REGARDING THE PRINCIPAL ACCUMULATION ACCOUNT

      1. Opening Principal Accumulation Account Balance on the
      Distribution  Date for the Monthly Period                           $                 0.00       $                 0.00

      2. Controlled Deposit Amount to be deposited to the
      Principal Accumulation Account on the Distribution Date for
      the Monthly Period                                                  $                 0.00       $                 0.00
          (a) Controlled Accumulation Amount                              $                 0.00       $                 0.00
          (b) Accumulation Shortfall                                      $                 0.00       $                 0.00
          (c) Controlled Deposit Amount (a+b)                             $                 0.00       $                 0.00

      3. Amounts withdrawn from the Principal Accumulation Account for distribution to Noteholders on the related Distribution
      Date
          (a) Distribution in reduction of the Class A Notes              $                 0.00       $                 0.00
          (b) Distribution in reduction of the Class B Notes              $                 0.00       $                 0.00
          (c) Distribution in reduction of the Class C Notes              $                 0.00       $                 0.00

      4. Principal Accumulation Account ending balance after deposit or withdrawal on the Distribution Date for the Monthly Period
                                                                         -----------------------------------------------------

E. INFORMATION REGARDING THE SPREAD ACCOUNT

      1. Opening Available Spread Account Amount on the Distribution
      Date for the Monthly Period                                         $         2,000,000.00       $         2,500,000.00

      2. Aggregate amount required to be withdrawn pursuant to
      Section 4.12(c) of the related Indenture Supplement for
      distribution to Class C Noteholders pursuant to Section
      4.04(a)(iv) of the related Indenture Supplement                     $                 0.00       $                 0.00

      3. Aggregate amount required to be withdrawn pursuant to
      Section 4.12(d) of the related Indenture Supplement for
      distribution in reduction of the Class C Note Principal Balance     $                 0.00       $                 0.00

      4. Spread Account Percentage for the Distribution Date for the
      Monthly Period                                                                         0.5%                         0.5%

      5. Closing Required Spread Account Amount for the Distribution
      Date for the Monthly Period                                         $         2,000,000.00       $         2,500,000.00

      6. Amount on deposit in Spread Account after required
      withdrawals on the  Distribution Date for the Monthly Period
      (1-(2+3))                                                           $         2,000,000.00       $         2,500,000.00

      7. Spread Account Deficiency, if any (5 MINUS 6)                    $                 0.00       $                 0.00

      8. Amounts deposited pursuant to Section 4.04(a)(vii) or 4.10(e)
      of the related Indenture Supplement                                 $                 0.00       $                 0.00

      9. Remaining Spread Account Deficiency, if any (7 minus 8)          $                 0.00       $                 0.00

F. INFORMATION REGARDING THE RESERVE ACCOUNT

      1. Reserve Account Funding Date                                               July 1, 2004                 July 1, 2004

      2. Opening Available Reserve Account Amount on the Distribution
      Date for the Monthly Period                                         $                 0.00       $                 0.00

      3. Aggregate amount required to be withdrawn pursuant to Section
      4.10(d) of the related Indenture Supplement for inclusion in
      Available Finance Charge Collections:
          (a) Covered Amount                                              $                 0.00       $                 0.00
          (b) Principal Accumulation Investment Proceeds                  $                 0.00       $                 0.00
          (c) Reserve Draw Amount (a MINUS b)                             $                 0.00       $                 0.00

      4. Required Reserve Account Amount                                  $                 0.00       $                 0.00

      5. Reserve Account Surplus (4-(2-3))                                $                 0.00       $                 0.00

G. INFORMATION REGARDING ACCUMULATION PERIOD
   (REQUIRED ON AND AFTER NOVEMBER 2004 DISTRIBUTION DATE)

      1. Accumulation Period Length (months)
                                                                         -----------------------------------------------------

     IN WITNESS thereof, the undersigned has duly executed and delivered this Certificate the 10th day of July, 2003.

                                FIRST NATIONAL BANK OF OMAHA, Servicer

                                By _______________________________
                                Name: Jean L. Koenck
                                Title: Vice President